EXHIBIT 21.1

Subsidiaries of the Registrant:

1	Universal Services and Energy Group, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

2	NetThruster, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

3	MLN, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

4	Gohealth.MD, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

5	BioEnergy Applied Technologies, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

6	Eye Care Centers International, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

7	Sky Entertainment, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

8	GoHealthMD, Inc. Nano Pharmaceuticals, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

9	TTI Strategic Acquisitions & Equity Group, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011